Exhibit 10.16

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT , MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO ATRECA, INC. IF PUBLICLY DISCLOSED.

EXCLUSIVE (EQUITY) AGREEMENT

This Agreement between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and Atreca (“Atreca”), a corporation having a principal place of business at 2703 Witheridge Road, Belmont, CA 94002-3340, is effective on the 28 day of June, 2012 (“Effective Date”).

1                       BACKGROUND

Stanford has an assignment of an invention entitled “Efficient isolation of human immunoglobulin genes,” was invented in the laboratory of Dr. William Robinson, an employee of Stanford and the United States Department of Veterans Affairs (“VA”), and is described in Stanford Docket S10-409. The invention was made in the course of research supported by the National Institutes of Health. Stanford wants to have the invention perfected and marketed as soon as possible so that resulting products may be available for public use and benefit.

The invention is subject to a Cooperative Technology Administration Agreement between Stanford and the VA, effective September 1, 2000, that authorizes Stanford to exclusively manage certain inventions on behalf of both Stanford and the VA.

2                       DEFINITIONS

2.1                   “Developing Nations” means nonindustrialized poor countries that are seeking to develop their resources by industrialization. Such countries are outlined in the International Monetary Fund’s World Economic Outlook Report, April 2011, which may be periodically updated.

2.2                   “Exclusive” means that, subject to Articles 3 and 5, Stanford will not grant further licenses under the Licensed Patents in the Licensed Field of Use in the Licensed Territory.

2.3                   “Licensed Field of Use” means all fields.

2.4                   “Fully Diluted Basis” means the total number of shares of Atreca’s issued and outstanding common stock, assuming:

(A)                   the conversion of all issued and outstanding securities convertible into common stock;

(B)                   the exercise of all issued and outstanding warrants or options, regardless of whether then exercisable; and

(C)                   the issuance, grant, and exercise of all securities reserved for issuance pursuant to any Atreca stock or stock option plan then in effect.

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.5                   “Indemnitees” means the VA, Stanford and Stanford Hospitals and Clinics, and their respective trustees, officers, employees, students, and agents.

2.6                   “Licensed Patent” means Stanford and the VA’s U.S. Patent Application, Serial Number 61/517,976 filed April 28, 2011 (the “Original Application”), Serial Number 61/575,652 filed August 24, 2011, Serial Number 61/599,870 filed February 16, 2012, Serial Number 61/608,571 filed March 8, 2012, Serial Number PCT/US2012/000221 filed April 27, 2012, and Serial Number 61/687,610 filed April 27, 2012, any foreign patent application corresponding thereto, and any divisional, continuation, or reexamination application, and each patent that issues or reissues from any of these patent applications. “Licensed Patent” includes Continuation-in-Part (CIP) patent applications but only to the extent they are filed within two years of the date of the first non-provisional application filed and only to the extent that they cover technology disclosed, claimed in and dominated by the Original Application. The Continuations-in-Part expressly do not include continuations-in-part that have different named inventors than the original application or that are the result of sponsored research or any other collaboration between Stanford and a third party pursuant to which such third party has rights to such invention.

2.7                   “Licensed Product” means a product or part of a product in the Licensed Field of Use:

(A)                   the making, using, importing or selling of which, absent this license, infringes, induces infringement, or contributes to infringement of a Valid Claim of a Licensed Patent;

(B)                   which is made with, uses or incorporates any method covered under a Valid Claim of a Licensed Patent; or

(C)                   which is made with, uses or incorporates any Technology.

For purposes of clarity, Licensed Products include antibodies developed with or antigens identified using (i) methods and compositions claimed in the Licensed Patents or (ii) any Technology.

2.8                   “Licensed Territory” means worldwide.

2.9                   “Net Sales” means all gross revenue derived by Atreca or sublicensees from Licensed Product. Net Sales excludes the following items (but only as they pertain to the making, using, importing or selling of Licensed Products, are included in gross revenue, and are separately billed):

(A)                   import, export, excise and sales taxes, and custom duties;

(B)                   costs of insurance, packing, and transportation from the place of manufacture to the customer’s premises or point of installation;

(C)                   costs of installation at the place of use;

(D)                   credit for returns, allowances, or trades; and

(E)                    quantity and cash discounts.

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.10            “Nonroyalty Sublicensing Consideration” means any consideration received by Atreca from a sublicensee hereunder but excluding any consideration for:

(A)                   royalties on products sales (royalties on product sales by sublicensees will be treated as if Atreca made the sale of such product);

(B)                   investments in Atreca stock;

(C)                   the portion of payments (e.g. “access fees”) utilized in an auditable fashion for research and development expenses calculated on a fully burdened basis incurred under the sublicense;

(D)                   research and development expenses calculated on a fully burdened basis and which are auditable as direct payments from sublicensee for such research and development expenses;

(E)                    fully reimbursed work on specific projects for not-for-profit foundations;

(F)                     debt; and

(G)                   reimbursement of out-of pocket patent prosecution and maintenance expenses for Licensed Patents.

Section 2.10 (C) does not apply until January 1, 2014.

2.11            “Sublicense” means any agreement between Atreca and a third party that contains a grant to Stanford’s Licensed Patents regardless of the name given to the agreement by the parties; however, an agreement to make, have made, use or sell Licensed Products on behalf of Atreca is not considered a Sublicense.

2.12            “Technology” means that additional information or materials listed in Appendix D that will be provided by Stanford to Atreca. Technology may or may not be confidential in nature.

2.13            “Valid Claim” means (a) any claim of an issued and unexpired Licensed Patent which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in an unappealed or unappealable decision, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise, or (b) a pending claim in a pending Licensed Patent application, provided that if such pending claim does not issue as a valid and enforceable claim within seven (7) years from its earliest priority date, such pending claim will cease to be a Valid Claim unless and until actually issued.

3                       GRANT

3.1                   Grant. Subject to the terms and conditions of this Agreement, Stanford grants Atreca a license under the Licensed Patent in the Licensed Field of Use to make, have made, use, import, offer to sell and sell Licensed Product in the Licensed Territory.

3.2                   Exclusivity. The license is Exclusive, including the right to Sublicense under Article 4, in the Licensed Field of Use beginning on the Effective Date and ending on:

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

(A)                   June 28, 2018 for research kits and reagents; and

(B)                   the last to expire of Licensed Patents for the rest of the Licensed Field of Use.

For 3.2 (A), Atreca will have the opportunity to extend such exclusivity on research kits and reagents upon written request by Atreca and acceptance by Stanford. If the exclusivity is not extended, then the license on research kits and reagents will become non-exclusive six years from the Effective Date.

3.3                   Retained Rights. Stanford retains the right, on behalf of itself and all other non-profit research institutions, to practice the Licensed Patent and use Technology for any non-profit purpose, including sponsored research and collaborations. Atreca agrees that, notwithstanding any other provision of this Agreement, it has no right to enforce the Licensed Patent against any such institution. Stanford and any such other institution have the right to publish any information included in the Technology or a Licensed Patent.

3.4                   Specific Exclusion. Stanford does not:

(A)                   grant to Atreca any other licenses, implied or otherwise, to any patents or other rights of Stanford or the VA other than those rights granted under Licensed Patent, regardless of whether the patents or other rights are dominant or subordinate to any Licensed Patent, or are required to exploit any Licensed Patent or Technology;

(B)                   commit to Atreca to bring suit against third parties for infringement, except as described in Article 14; and

(C)                   agree to furnish to Atreca any technology or technological information other than the Technology or to provide Atreca with any assistance.

4                       SUBLICENSING

4.1                   Permitted Sublicensing. Atreca may grant Sublicenses in the Exclusive Licensed Field of Use only during the Exclusive term and only if Atreca is developing or selling Licensed Products. Sublicenses with any exclusivity must include diligence requirements commensurate with the diligence requirements of Appendix A.

4.2                   Required Sublicensing. If Atreca is unable or unwilling to serve or develop a potential market or market territory for which there is a company willing to be a sublicensee, Atreca will, at Stanford’s request, negotiate in good faith a Sublicense with any such company. Stanford would like licensees to address unmet needs, such as those of neglected patient populations or geographic areas, giving particular attention to improved therapeutics, diagnostics and technologies for the developing world.

4.3                   Sublicense Requirements. Any Sublicense:

(A)                   is subject to this Agreement;

(B)                   will reflect that any sublicensee will not further Sublicense;

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

(C)                   will prohibit sublicensee from paying royalties to an escrow or other similar account;

(D)                   will expressly include the provisions of Articles 8, 9, and 10 for the benefit of Stanford;

(E)                    will include the provisions of Section 4.4 and require the transfer of all the sublicensee’s obligations to Atreca, including the payment of royalties specified in the Sublicense, to Stanford or its designee, if this Agreement is terminated. If the sublicensee is a spin-out from Atreca, Atreca must guarantee the sublicensee’s performance with respect to the payment of Stanford’s share of Sublicense royalties.

4.4                   Litigation by Sublicensee. Any Sublicense must include the following clauses:

(A)                   In the event sublicensee brings an action seeking to invalidate any Licensed Patent:

(1)                     sublicensee will double the payment paid to Atreca during the pendency of such action. Moreover, should the outcome of such action determine that any claim of a patent challenged by the sublicensee is both valid and infringed by a Licensed Product, sublicensee will pay triple times the payment paid under the original Sublicense;

(2)                     sublicensee will have no right to recoup any royalties paid before or during the period challenge;

(3)                     any dispute regarding the validity of any Licensed Patent shall be litigated in the courts located in Santa Clara County, and the parties agree not to challenge personal jurisdiction in that forum;

(4)                     sublicensee shall not pay royalties into any escrow or other similar account.

(B)                   Sublicensee will provide written notice to Stanford at least three months prior to bringing an action seeking to invalidate a Licensed Patent. Sublicensee will include with such written notice an identification of all prior art it believes invalidates any claim of the Licensed Patent.

4.5                   Copy of Sublicenses. Atreca will submit to Stanford a copy of each Sublicense. Stanford has the right to receive all copies of sublicensees’ royalty reports upon written request to Atreca.

4.6                   Sharing of Sublicensing Income. Atreca will pay to Stanford a portion of all Nonroyalty Sublicensing Consideration for the sublicense of Licensed Patents and Technology, as provided below:

(A)                   [*]% of Nonroyalty Sublicensing Consideration for the first $[*] total Atreca receives from sublicensees in 2012 and 2013. Thereafter, Atreca will pay to Stanford [*]% of Nonroyalty Sublicensing Consideration for any sublicense signed in 2012, 2013, 2014 or 2015;

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

(B)                   [*]% of Nonroyalty Sublicensing Consideration if sublicensed anytime thereafter.

4.7             Royalty-Free Sublicenses. If Atreca pays all royalties due Stanford from a sublicensee’s Net Sales, Atreca may grant that sublicensee a royalty-free or non-cash:

(A)                   Sublicense or

(B)                   cross-license.

5                       GOVERNMENT RIGHTS

5.1                   This Agreement is subject to Title 35 Sections 200-204 of the United States Code. Among other, things, these provisions provide the United States Government with nonexclusive rights in the Licensed Patent. They also impose the obligation that Licensed Product sold or produced in the United States be “manufactured substantially in the United States.” Atreca will ensure all obligations of these provisions are met.

5.2                   The United States Government shall have the nonexclusive, nontransferable, irrevocable, royalty-free, paid-up right to practice or have practiced the Licensed Patent throughout the world by or on behalf of the United States Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the United States Government is a signatory.

5.3                   Atreca certifies that Atreca is in good standing to do business with the federal government regarding debarment, suspension, proposed debarment or other matters rendering them ineligible.

6                       DILIGENCE

6.1                   Milestones. Because the invention is not yet commercially viable as of the Effective Date. Atreca will diligently develop, manufacture, and sell Licensed Product and will diligently develop markets for Licensed Product. In addition, Atreca will meet the milestones shown in Appendix A, and notify Stanford in writing as each milestone is met.

6.2                   Progress Report. By March 1 of each year, Atreca will submit a written annual report to Stanford covering the preceding calendar year. The report will include information sufficient to enable Stanford to satisfy reporting requirements of the U.S. Government and for Stanford to ascertain progress by Atreca toward meeting this Agreement’s diligence requirements. Each report will describe, where relevant: Atreca’s progress toward commercialization of Licensed Product, including work completed, key scientific discoveries, summary of work-in-progress, current schedule of anticipated events or milestones, market plans for introduction of Licensed Product, and significant corporate transactions involving Licensed Product.

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.3                   Clinical Trial Notice. Atreca will notify Stanford prior to commencing any clinical trials at Stanford.

7                       ROYALTIES

7.1                   Issue Royalty. Atreca will pay to Stanford a noncreditable, nonrefundable license issue royalty of $[*], $[*] of which is due upon signing this Agreement and $[*] of which is due by December 31, 2012.

7.2                   Equity Interest. As further consideration, Atreca will grant to Stanford [*] shares of common stock in Atreca. When issued, those shares will represent [*]% of the capital stock of Atreca on a Fully Diluted Basis, calculated immediately after such issuance. Concurrently with the execution of this Agreement, Atreca agrees to provide Stanford with a capitalization table setting forth the fully-diluted capitalization of Atreca as of immediately after such issuance. Atreca will issue [*]% of all shares granted to Stanford pursuant to this Section 7.2 and Section 7.3 directly to and in the name of the inventors listed below allocated as stated below:

William Robinson — [*]

Jeremy Sokolove — [*]

Yann Chong Tan — [*]

7.3                   Anti-Dilution Protection. Upon the consummation of the First Round (as defined below), Atreca will issue Stanford, without further consideration, an additional number of shares of common stock as is necessary to ensure that, immediately following the consummation of the First Round, the number of shares issued Stanford (including the shares issued to the individuals set forth above) pursuant to Section 7.2 and this Section 7.3 (excluding any shares of capital stock purchased by Stanford in the First Round pursuant to Section 7.4 or otherwise) represents 2.0% of the shares issued and outstanding on an immediately post-First Round, Fully-Diluted Basis. The “First Round” means a bona fide round of equity, warrant, option or convertible equity financing of Atreca in which such securities (in any combination) are issued (in any number of closings) by Atreca in exchange for cash and/or the conversion of outstanding indebtedness in the aggregate amount of at least $5,000,000 or, if sooner, the execution of a Note Purchase Agreement with the Bill and Melinda Gates Foundation for the sale of convertible promissory notes. This right will expire upon the issuance of all shares to be issued in connection with such First Round, but will apply to all shares to be issued in or in connection with such First Round.

7.4                   10% Purchase Right. In any private offering of Atreca’s equity securities (or securities convertible into or exercisable for Atreca’s equity securities, but excluding the issuance of up to six million U.S. dollars ($6,000,000.00) in convertible notes to the Bill and Melinda Gates Foundation pursuant to a Note Purchase Agreement entered into on or about the date of this Agreement) for cash (or in satisfaction of debt issued for cash) having its final closing held on or after the date of this Agreement, Stanford may purchase for cash up to 10% of the

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

securities issued in such offering. This right will expire following the first round of bona fide equity investment in Atreca from a single investor or group of investors that includes at least one venture capital, professional angel, not-for-profit foundation, corporate or other similar institutional investor (other than Stanford) and that either (i) is at least $2,500,000 in size or (ii) involves the sale to outside investors of at least 25% of the shares outstanding after such round on a Fully-Diluted Basis, but will apply to all shares to be issued in such round. For the avoidance of doubt, any securities Stanford may acquire or have the right to acquire under Section 7.3 shall not reduce the number of securities Stanford may purchase under this Section 7.4.

7.5                   Future Offerings; Limitation on Right to Purchase. In any private offering of Atreca’s equity securities (or securities convertible into or exercisable for Atreca’s equity securities) in exchange for cash (or in satisfaction of debt issued for cash), Stanford may purchase for cash that number of the securities issued in such offering as is necessary for Stanford to maintain its pro rata ownership interest in Atreca on a Fully-Diluted Basis. For the avoidance of doubt: (i) any securities Stanford may acquire or have the right to acquire under Section 7.3 shall not reduce the number of securities Stanford may purchase under this Section 7.5; (ii) if both Section 7.4 and this Section 7.5 apply to an offering, the provision granting Stanford the superior rights will govern; and (iii) Stanford shall not be obligated to purchase under Section 7.4 or 7.5 any Atreca securities it has the right to acquire under Section 7.3.

7.6                   Purchase Terms and Procedures; Financial Information; Notices.

(A)                   In any offering subject to Section 7.4 or 7.5:

(1)                     Atreca will give Stanford notice of the terms of the offering, including: (i) the names of the investors, the allocation of shares among them and the total amounts to be invested by each of them in such offering; (ii) pre- and post- (projected) financing capitalization table; (iii) investor presentation (if available); (iv) an introduction to the lead investor in such offering for the purpose of discussing the lead investor’s due diligence process; and (v) such other documents and information as Stanford may reasonably request for the purpose of making an investment decision or verifying the number of shares it is entitled to purchase in such offering;

(2)                     Stanford’s purchase right shall be on the same terms as the other investors in such offering, except that Stanford shall not be required to enter into any investor rights or similar agreement unless such agreement: (i) provides Stanford with rights no less favorable than those granted to any other investor that is a party to any such agreement with Atreca, regardless of the number of Atreca shares held by Stanford; (ii) provides that any registration rights granted to investors apply to both common and preferred stock held by Stanford; (iii) provides Stanford with rights no less favorable than those set forth in Sections 7.3 through and including Section 7.7; and (iv)

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

provides that no amendment to the rights specified in the preceding clauses (i), (ii) and (iii) will be effective without Stanford’s written consent;

(3)                     Stanford may elect to exercise its right of purchase, in whole or in part, by notice given to Atreca within 15 Stanford business days (i.e., days other than Saturdays, Sundays, and holidays or other days on which Stanford is officially closed) after receipt of Atreca’s notice; and

(4)                     If Stanford elects not to purchase, or fails to give an election notice within such period, Stanford’s purchase right will not apply to the offering if (and only if and to the extent) it is consummated within 90 days on the same or less favorable (to the investor) terms as stated in Atreca’s notice to Stanford.

(B)                   If there is a conflict between the terms of this Agreement and those of any Atreca investor rights or similar agreement to which Stanford is a party, this Agreement will prevail.

(C)                   Stanford’s rights under Sections 7.4 and 7.5 will not apply to the issuance of stock: (i) to employees, advisors and other service providers pursuant to a plan approved by Company’s Board of Directors; (ii) in connection with merger, consolidation, acquisition or other similar business combination, (iii) as additional consideration in lending or leasing transactions; (iv) in an offering made to one or more corporate strategic partners (excluding offerings to the venture capital or seed financing arms of such companies), which offering is for the principal purpose of forming a strategic relationship with the Company for product research, development, or distribution; or (v) pursuant to a registration statement filed under the Securities Act or 1933, as amended.

(D)                   In the event of the closing of a firm commitment underwritten public offering of Atreca’s common stock, the rights granted in Sections 7.4 and 7.5 will terminate (in addition to any earlier termination pursuant to their terms) immediately before such closing.

(E)                    Atreca shall furnish to Stanford, as promptly as reasonably practicable, Atreca’s annual financial statements and annual operating plan, including an annual report of the holders of Atreca’s capital stock and other securities, and such other information as Stanford may reasonably request from time to time for the purpose of valuing its interest in Atreca.

(F)                     Notwithstanding any notice provision in this Agreement to the contrary, any notice given under this Agreement that refers or relates to any of Section 7.3 through and including Section 7.7 shall be copied concurrently to pvfnotices@stanford.edu; provided, however, that delivery of the copy will not by itself constitute notice for any purpose under this Agreement.

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.7                   Repurchase Obligation.

If Stanford is to conduct any clinical trial on behalf of Atreca or any agent of Atreca, Atreca will repurchase all Stanford’s equity interest in Atreca (whether or not acquired pursuant to this Agreement) and Stanford’s right to acquire Atreca securities under this Agreement will terminate upon the commencement of such trial. Atreca cannot begin any such trial until Stanford no longer holds any equity interest in Atreca. The repurchase price for any such equity interest will be the fair market value for that equity at the time Atreca and Stanford enter into a definitive agreement under which any such clinical research will be performed. Fair market value of publicly traded equity instruments will be determined by taking the average of the closing price for such equity over the five days preceding such date. Fair market value of non-public equity instruments will be at least as high as the greater of:

(A)                   the last value placed on any such equity in Atreca through an arms-length transaction regarding the issuance or sale of any equity in Atreca; or

(B)                   the last value placed on such equity by Atreca’s Board of Directors in good faith in connection with any transaction purporting to value such equity at fair market value, other than this repurchase of shares from Stanford.

7.8                   License Maintenance Fee. Beginning June 28, 2014 and each June 28 thereafter, Atreca will pay Stanford a yearly license maintenance fees as follows:

(A)                   $[*] on June 28, 2014 and June 28, 2015;

(B)                   $[*] each June 28 thereafter until the first commercial sale of a treatment Licensed Product;

(C)                   $[*] each June 28 thereafter.

Yearly maintenance payments are nonrefundable, but they are creditable each year as described in Section 7.12.

7.9                   Milestone Payments. Atreca will pay Stanford the following milestone payments:

(A)                   $[*] upon [*] as a [*];

(B)                   $[*] upon [*] for a [*];

(C)                   $[*] upon [*];

(D)                   Thereafter, $[*] upon [*].

Milestones will not be due for Licensed Products in Developing Nations.

7.10            Earned Royalty. Atreca will pay Stanford earned royalties ([*]%) on Net Sales as follows:

(A)                   [*]% of Net Sales for [*];

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

(B)                   [*]% of Net Sales for [*];

(C)                   [*]% of Net Sales for [*];

(D)                   [*]% of Net Sales for [*];

(E)                    [*]% of Net Sales for [*];

(F)                     [*]% of Net Sales for [*].

If the Licensed Product becomes non-exclusive for 7.10 (E), the amount due will be reduced by [*] ([*]%). Atreca will not receive any earned royalties from its work with the Bill and Melinda Gates Foundation, and therefore Stanford will also not receive any earned royalties from any Licensed Products that would otherwise fall under this Agreement.

7.11            Earned Royalty if Atreca Challenges the Patent. Notwithstanding the above, should Atreca bring an action seeking to invalidate any Licensed Patent, Atreca will pay royalties to Stanford at the rate of [*] percent ([*]%) of the Net Sales of all Licensed Products sold during the pendency of such action. Moreover, should the outcome of such action determine that any claim of a patent challenged by Atreca is both valid and infringed by a Licensed Product, Atreca will pay royalties at the rate of [*] percent ([*]%) of the Net Sales of all Licensed Products sold.

7.12            Creditable Payments. The license maintenance fee for a year may be offset against earned royalty payments due on Net Sales occurring in that year.

For example:

(A)                   if Atreca pays Stanford a $[*] maintenance payment for year Y, and according to Section 7.10 $[*] in earned royalties are due Stanford for Net Sales in year Y, Atreca will only need to pay Stanford an additional $[*] for that year’s earned royalties.

(B)                   if Atreca pays Stanford a $[*] maintenance payment for year Y, and according to Section 7.10 $[*] in earned royalties are due Stanford for Net Sales in year Y, Atreca will not need to pay Stanford any earned royalty payment for that year. Atreca will not be able to offset the remaining $[*] against a future year’s earned royalties.

7.13            Obligation to Pay Royalties. A royalty is due Stanford under this Agreement for any activity conducted under the licenses granted. For convenience’s sake, the amount of that royalty is calculated using Net Sales. Nonetheless, if certain Licensed Products are made, used, imported, or offered for sale before the date this

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agreement terminates, and those Licensed Products are sold after the termination date, Atreca will pay Stanford an earned royalty for its exercise of rights based on the Net Sales of those Licensed Products.

7.14            No Escrow. Atreca shall not pay royalties into any escrow or other similar account.

7.15            Currency. Atreca will calculate the royalty on sales in currencies other than U.S. Dollars using the appropriate foreign exchange rate for the currency quoted by the Wall Street Journal on the close of business on the last banking day of each calendar quarter. Atreca will make royalty payments to Stanford in U.S. Dollars.

7.16            Non-U.S. Taxes. Atreca will pay all non-U.S. taxes related to royalty payments. These payments are not deductible from any payments due to Stanford.

7.17            Interest. Any payments not made when due will bear interest at the lower of (a) the Prime Rate published in the Wall Street Journal plus 200 basis points or (b) the maximum rate permitted by law.

8                       ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

8.1                   Quarterly Earned Royalty Payment and Report. Beginning with the first sale of a Licensed Product by Atreca or a sublicensee, Atreca will submit to Stanford a written report (even if there are no sales) and an earned royalty payment within 30 days after the end of each calendar quarter. This report will be in the form of Appendix B and will state the number, description, and aggregate Net Sales of Licensed Product during the completed calendar quarter. The report will include an overview of the process and documents relied upon to permit Stanford to understand how the earned royalties are calculated. With each report Atreca will include any earned royalty payment due Stanford for the completed calendar quarter (as calculated under Section 7.10).

8.2                   No Refund. In the event that a validity or non-infringement challenge of a Licensed Patent brought by Atreca is successful, Atreca will have no right to recoup any royalties paid before or during the period challenge.

8.3                   Termination Report. Atreca will pay to Stanford all applicable royalties and submit to Stanford a written report within 90 days after the license terminates. Atreca will continue to submit earned royalty payments and reports to Stanford after the license terminates, until all Licensed Products made or imported under the license have been sold.

8.4                   Accounting. Atreca will maintain records showing manufacture, importation, sale, and use of a Licensed Product for 7 years from the date of sale of that Licensed Product. Records will include general-ledger records showing cash receipts and expenses, and records that include: production records, customers, invoices, serial numbers, and related information in sufficient detail to enable Stanford to determine the royalties payable under this Agreement.

8.5                   Audit by Stanford. Atreca will allow Stanford or its designee to examine Atreca’s records to verify payments made by Atreca under this Agreement.

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.6                   Paying for Audit. Stanford will pay for any audit done under Section 8.5. But if the audit reveals an underreporting of earned royalties due Stanford of 5% or more for the period being audited, Atreca will pay the audit costs.

8.7                   Self-audit. Atreca will conduct an independent audit of sales and royalties at least every 2 years if annual sales of Licensed Product are over $5,000,000. The audit will address, at a minimum, the amount of gross sales by or on behalf of Atreca during the audit period, the amount of funds owed to Stanford under this Agreement, and whether the amount owed has been paid to Stanford and is reflected in the records of the Atreca. Atreca will submit the auditor’s report promptly to Stanford upon completion. Atreca will pay for the entire cost of the audit.

9                       EXCLUSIONS AND NEGATION OF WARRANTIES

9.1                   Negation of Warranties. Stanford provides Atreca the rights granted in this Agreement AS IS and WITH ALL FAULTS. Stanford makes no representations and extends no warranties of any kind, either express or implied. Among other things, Stanford disclaims any express or implied warranty:

(A)                   of merchantability, of fitness for a particular purpose,

(B)                   of non-infringement or

(C)                   arising out of any course of dealing.

9.2                   No Representation of Licensed Patent. Atreca also acknowledges that Stanford does not represent or warrant:

(A)                   the validity or scope of any Licensed Patent, or

(B)                   that the exploitation of Licensed Patent or Technology will be successful.

10                INDEMNITY

10.1            Indemnification. Atreca will indemnify, hold harmless, and defend all Stanford Indemnitees against any claim of any kind arising out of or related to the exercise of any rights granted Atreca under this Agreement or the breach of this Agreement by Atreca.

10.2            No Indirect Liability. Stanford is not liable for any special, consequential, lost profit, expectation, punitive or other indirect damages in connection with any claim arising out of or related to this Agreement, whether grounded in tort (including negligence), strict liability, contract, or otherwise.

10.3            Workers’ Compensation. Atreca will comply with all statutory workers’ compensation and employers liability requirements for activities performed under this Agreement.

10.4            Insurance. During the term of this Agreement, Atreca will maintain Comprehensive General Liability Insurance with a reputable and financially secure insurance carrier to cover the activities of Atreca and its sublicensees. The insurance will provide minimum limits of liability of $2,000,000.00 and will

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

include all Stanford Indemnitees as additional insureds. Atreca will add Product Liability Insurance prior to the start of human clinical trials and will maintain Comprehensive General Liability Insurance, including Product Liability Insurance with minimum limits of liability of $5,000,000.00. Insurance must cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and must be placed with carriers with ratings of at least A- as rated by A.M. Best. Within 15 days of the Effective Date of this Agreement, Atreca will furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements. Atreca will provide to Stanford 30 days prior written notice of cancellation or material change to this insurance coverage. Atreca will advise Stanford in writing that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All insurance of Atreca will be primary coverage; insurance of Stanford and Stanford Hospitals and Clinics will be excess and noncontributory.

11                EXPORT

Atreca and its affiliates and sublicensees shall comply with all United States laws and regulations controlling the export of licensed commodities and technical data. (For the purpose of this paragraph, “licensed commodities” means any article, material or supply but does not include information; and “technical data” means tangible or intangible technical information that is subject to US export regulations, including blueprints, plans, diagrams, models, formulae, tables, engineering designs and specifications, manuals and instructions.) These laws and regulations may include, but are not limited to, the Export Administration Regulations (15 CFR 730-774), the International Traffic in Arms Regulations (22 CFR 120-130) and the various economic sanctions regulations administered by the US Department of the Treasury (31 CFR 500-600).

Among other things, these laws and regulations prohibit or require a license for the export or retransfer of certain commodities and technical data to specified countries, entities and persons. Atreca hereby gives written assurance that it will comply with, and will cause its affiliates and sublicensees to comply with all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its affiliates or sublicensees, and that it will indemnify, defend and hold Stanford harmless for the consequences of any such violation.

12                MARKING

Before any Licensed Patent issues, Atreca will mark Licensed Product with the words “Patent Pending.” Otherwise, Atreca will mark Licensed Product with the number of any issued Licensed Patent.

13                STANFORD NAMES AND MARKS

Atreca will not identify Stanford or the VA in any promotional statement, or otherwise use the name of any Stanford faculty member, employee, or student, any VA employee, or any trademark, service mark, trade name, or symbol of Stanford, Stanford Hospitals and Clinics, or the VA including the Stanford or VA name, unless Atreca has received

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Stanford’s or the VA’s prior written consent, as the case may be. Permission may be withheld at Stanford’s or the VA’s sole discretion.

14                PROSECUTION AND PROTECTION OF PATENTS

14.1            Patent Prosecution. Following the Effective Date and subject to Stanford’s approval, Atreca will be responsible for preparing, filing, and prosecuting broad patent claims (including any interference or reexamination actions) for Stanford and the VA’s benefit in the Licensed Territory and for maintaining all Licensed Patents. Atreca will notify Stanford before taking any substantive actions in prosecuting the claims, and Stanford will have final approval on how to proceed with any such actions. To aid Atreca in this process, Stanford will provide information, execute and deliver documents and do other acts as Atreca shall reasonably request from time to time. Atreca will reimburse Stanford for Stanford’s reasonable costs incurred in complying with such requests. Stanford and Atreca agree that Stanford is the client of record for the attorney prosecuting the Licensed Patents and agree to have Appendix C fully executed by the appropriate parties upon execution of this Agreement.

14.2            Patent Costs. Within 30 days after receiving a statement from Stanford, Atreca will reimburse Stanford for all Licensed Patent’s patenting expenses, including any interference or reexamination matters, incurred by Stanford. In all instances, Stanford will pay the fees prescribed for large entities to the United States Patent and Trademark Office.

14.3            Infringement Procedure. Atreca will promptly notify Stanford if it believes a third party infringes a Licensed Patent or if a third party files a declaratory judgment action with respect to any Licensed Patent. During the Exclusive term of this Agreement and if the Atreca is developing Licensed Product, Atreca may have the right to institute a suit against or defend any declaratory judgment action initiated by this third party as provided in Sections 14.4 — 14.8.

14.4            Stanford and VA Suit. Stanford and the VA have the first right to institute suit, and may name Atreca as a party for standing purposes. If Stanford or the VA decides to institute suit, it will notify Atreca in writing. If Atreca does not notify Stanford in writing that it desires to jointly prosecute the suit within 15 days after the date of the notice, Atreca will assign. and hereby does assign to Stanford or the VA, as the case may be, all rights, causes of action, and damages resulting from the alleged infringement. Stanford or the VA will bear the entire cost of the litigation and will retain the entire amount of any recovery or settlement.

14.5            Joint Suit. If Stanford and Atreca so agree, they may institute suit or defend the declaratory judgment action jointly. If so, they will:

(A)                   prosecute the suit in both their names;

(B)                   bear the out-of-pocket costs equally;

(C)                   share any recovery or settlement equally; and

(D)                   agree how they will exercise control over the action.

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.6            Atreca Suit. If neither Section 14.4 nor 14.5 apply, Atreca may institute and prosecute a suit or defend any declaratory judgment action so long as it conforms with the requirements of this Section and Atreca is diligently developing or selling Licensed Product. Atreca will diligently pursue the suit and Atreca will bear the entire cost of the litigation, including expenses and counsel fees incurred by Stanford and the VA. Atreca will keep Stanford reasonably apprised of all developments in the suit, and will seek Stanford’s input and approval on any substantive submissions or positions taken in the litigation regarding the scope, validity and enforceability of the Licensed Patent. Atreca will not prosecute, settle or otherwise compromise any such suit in a manner that adversely affects Stanford’s interests without Stanford’s prior written consent. Stanford or the VA may be named as a party only if:

(A)                   Atreca’s and Stanford’s respective counsel recommend that such action is necessary in their reasonable opinion to achieve standing;

(B)                   Neither Stanford nor the VA are the first named party in the action; and

(C)                   The pleadings and any public statements about the action state that Atreca is pursuing the action and that Atreca has the right to join Stanford and the VA as a party.

14.7            Recovery. If Atreca sues under Section 14.6, then any recovery in excess of any unrecovered litigation costs and fees will be shared with Stanford as follows:

(A)                   any payment for past sales will be deemed Net Sales, and Atreca will pay Stanford royalties at the rates specified in Section 7.10;

(B)                   any payment for future sales will be deemed a payment under a Sublicense, and royalties will be shared as specified in Article 4.

(C)                   Atreca and Stanford will negotiate in good faith appropriate compensation to Stanford for any non-cash settlement or non-cash cross-license.

14.8            Abandonment of Suit. If either Stanford or Atreca commences a suit and then wants to abandon the suit, it will give timely notice to the other party. The other party may continue prosecution of the suit after Stanford and Atreca agree on the sharing of expenses and any recovery in the suit.

14.9            VA Cooperation. The VA’s cooperation in litigation proceedings instituted under this Agreement is subject to U.S. Department of Justice approval on a case-by-case basis.

15                TERMINATION

15.1            Termination by Atreca. Atreca may terminate this Agreement by giving Stanford written notice at least 30 days in advance of the effective date of termination selected by Atreca.

15.2            Termination by Stanford.

(A)                   Stanford may also terminate this Agreement if Atreca:

(1)                     is delinquent on any report or payment;

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

(2)                     is not diligently developing and commercializing Licensed Product;

(3)                     misses a milestone described in Appendix A;

(4)                     is in breach of any provision; or

(5)                     provides any false report.

(B)                   Termination under this Section 15.2 will take effect 30 days after written notice by Stanford unless Atreca remedies the problem in that 30-day period.

15.3            Surviving Provisions. Surviving any termination or expiration are:

(A)                   Atreca’s obligation to pay royalties accrued or accruable;

(B)                   any claim of Atreca or Stanford, accrued or to accrue, because of any breach or default by the other party; and

(C)                   the provisions of Articles 8, 9, and 10 and any other provision that by its nature is intended to survive.

16                ASSIGNMENT

16.1            Permitted Assignment by Atreca. Subject to Section 16.3, Atreca may assign this Agreement as part of a sale or change of control, regardless of whether such a sale or change of control occurs through an asset sale, stock sale, merger or other combination, or any other transfer of:

(A)                   Atreca’s entire business; or

(B)                   that part of Atreca’s business that exercises all rights granted under this Agreement.

16.2            Any Other Assignment by Atreca. Any other attempt to assign this Agreement by Atreca is null and void.

16.3            Conditions of Assignment. Prior to any assignment, the following conditions must be met:

(A)                   Atreca must give Stanford 30 days prior written notice of the assignment, including the new assignee’s contact information; and

(B)                   the new assignee must agree in writing to Stanford to be bound by this Agreement; and

(C)                   Stanford must have received a $[*] assignment fee.

16.4            After the Assignment. Upon a permitted assignment of this Agreement pursuant to Article 16, Atreca will be released of liability under this Agreement and the term “Atreca” in this Agreement will mean the assignee.

16.5            Bankruptcy. In the event of a bankruptcy, assignment is permitted only to a party that can provide adequate assurance of future performance, including diligent development and sales, of Licensed Product.

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

16.6            The Bill and Melinda Gates Foundation (BMGF). In the case of a bankruptcy or for any reason the license is terminated (other than for a breach by the BMGF), if the BMGF is interested in continued nonexclusive access to the Licensed Patent representing the invention and to the Technology on terms consistent with the global access requirements of the foundation to (a) address global health challenges that disproportionately impact developing countries and to (b) increase the access of poor and distressed individuals and families in the developing world to life-saving and other important vaccines and drugs, that can improve their health care for the term stated in the Letter Agreement between Atreca and the BMGF dated June 28, 2012, Stanford agrees to enter into negotiations for such an agreement with the BMGF.

17                DISPUTE RESOLUTION

17.1            Dispute Resolution by Arbitration. Any dispute between the parties regarding any payments made or due under this Agreement will be settled by arbitration in accordance with the JAMS Arbitration Rules and Procedures. The parties are not obligated to settle any other dispute that may arise under this Agreement by arbitration.

17.2            Request for Arbitration. Either party may request such arbitration. Stanford and Atreca will mutually agree in writing on a third party arbitrator within 30 days of the arbitration request. The arbitrator’s decision will be final and nonappealable and may be entered in any court having jurisdiction.

17.3            Discovery. The parties will be entitled to discovery as if the arbitration were a civil suit in the California Superior Court. The arbitrator may limit the scope, time, and issues involved in discovery.

17.4            Place of Arbitration. The arbitration will be held in Stanford, California unless the parties mutually agree in writing to another place.

17.5            Patent Validity. Any dispute regarding the validity of any Licensed Patent shall be litigated in the courts located in Santa Clara County, California, and the parties agree not to challenge personal jurisdiction in that forum.

18                NOTICES

18.1            Legal Action. Atreca will provide written notice to Stanford at least three months prior to bringing an action seeking to invalidate any Licensed Patent or a declaration of non-infringement. Atreca will include with such written notice an identification of all prior art it believes invalidates any claim of the Licensed Patent.

18.2            All Notices. All notices under this Agreement are deemed fully given when written, addressed, and sent as follows:

All general notices to Atreca are mailed or emailed to:

Name:  Chief Executive Officer

Address: 75 Shoreway Road, Suite C San Carlos, CA 94070

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Email:  ceo@atreca.com

All financial invoices to Atreca (i.e., accounting contact) are e-mailed to:

Name: Chief Executive Officer

Email: ceo@atreca.com

All progress report invoices to Atreca (i.e., technical contact) are e-mailed to:

Name: Chief Executive Officer

Email: ceo@atreca.com

All general notices to Stanford are e-mailed or mailed to:

Office of Technology Licensing

1705 El Camino Real

Palo Alto, CA 94306-1106

info@otlmail.stanford.edu

All payments to Stanford are mailed to:

Stanford University

Office of Technology Licensing

Department #44439

P.O. Box 44000

San Francisco, CA 94144-4439

All progress reports to Stanford are e-mailed or mailed to:

Office of Technology Licensing

1705 El Camino Real

Palo Alto, CA 94306-1106

info@otlmail.stanford.edu

Either party may change its address with written notice to the other party.

19                MISCELLANEOUS

19.1            Waiver. No term of this Agreement can be waived except by the written consent of the party waiving compliance.

19.2            Choice of Law. This Agreement and any dispute arising under it is governed by the laws of the State of California, United States of America, applicable to agreements negotiated, executed, and performed within California.

19.3            Entire Agreement. The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

hereof. This Agreement may not be amended except by writing executed by authorized representatives of both parties. No representations or statements of any kind made by either party, which are not expressly stated herein, will be binding on such party.

19.4            Exclusive Forum. The state and federal courts having jurisdiction over Stanford, California, United States of America, provide the exclusive forum for any court action between the parties relating to this Agreement. Atreca submits to the jurisdiction of such courts, and waives any claim that such a court lacks jurisdiction over Atreca or constitutes an inconvenient or improper forum.

19.5            Headings. No headings in this Agreement affect its interpretation.

19.6            Electronic Copy. The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

The parties execute this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND

STANFORD JUNIOR UNIVERSITY

Signature	/s/ Katharine Ku

Name	Katharine Ku

Title	Director, Technology Licensing

Date	June 27, 2012

Atreca, Inc.

Signature	/s/ Tito Serafini

Name	Tito Serafini, Ph.D.

Title	CEO and President

Date	June 27, 2012

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix A - Milestones

1.                                      By August 31, 2012, Atreca will have $3,000,000 of available non-contingent, operating capital to proceed with the exploration and development of Licensed Product. Capital will be from a third party who may or may not be an investor in Atreca and unused capital will be on deposit in a financial institutional acceptable to both Stanford and Atreca.

2.                                      Atreca has already provided Stanford a preliminary business plan. By October 31, 2012 Atreca will provide Stanford a detailed document covering Atreca’s plans as to projected product development, markets and financial forecasts (“Business Plan”). Stanford will treat this Business Plan as confidential information and to protect it as Stanford would its own confidential information.

3.                                      By October 31, 2012 Atreca will provide to Stanford a listing of the management team or a schedule for the recruitment of key management positions.

4,                                      By March 31, 2013, Atreca will develop the technology to the point of having a capability of generating 1,000 heavy and light immunoglobulin chains from multiple samples within a two week period.

5.                                      By December 31, 2015, Atreca will develop initial prototype research kit or reagent.

6.                                      By December 31, 2016, Atreca will initiate a Phase, I clinical trial on its first therapeutic product.

7.                                      By June 30, 2016, Atreca will release to market its first research kit or reagent.

8.                                      By June 30, 2017, Atreca will initiate a proof of concept (Phase 1/2) clinical trial on its first therapeutic product.

9.                                      By January 31, 2018, Atreca and Stanford will meet and agree upon new milestones to be included in this Appendix A.

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix B — Sample Reporting Form

Stanford Docket No. S10-409

This report is provided pursuant to the license agreement between Stanford University and Atreca

License Agreement Effective Date:

Name(s) of Licensed Products being reported:

Report Covering Period
Yearly Maintenance Fee	$
Number of Sublicenses Executed
Gross Revenue	$
Net Sales	$
Royalty Calculation
Royalty Subtotal	$
Credit	$
Royalty Due	$

Comments:

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix C — Client and Billing Agreement

The Board of Trustees of the Leland Stanford Junior University (“STANFORD”); and                                        a Corporation of the State of                                 , with a principal place of business at                                                      , (“ATRECA”); have agreed to use the law firm of                                                (“FIRM”) to prepare, file and prosecute the pending patent applications listed in Exhibit A attached hereto and maintain the patents that issue thereon (“Patents”).

WHEREAS, FIRM desires to perform the legal services related to obtaining and maintaining the Patents; and

WHEREAS, STANFORD remains the client of the FIRM; and

WHEREAS, ATRECA is the licensee of STANFORD’s interest in the Patents;

NOW THEREFORE, in consideration of the premises and the faithful performance of the convenants herein contained, IT IS AGREED:

1.                                      FIRM can interact directly with ATRECA on all patent prosecution matters related to the Patents and will copy STANFORD and the U.S. Department of Veterans Affairs (“VA”) on all correspondence. STANFORD will be notified by FIRM prior to any substantive actions and will have final approval on proceeding with such actions. In addition, as prosecution proceeds, FIRM will notify STANFORD if there is any change in inventorship from the originally filed application:

2.                                      ATRECA is responsible for the payment of all charges and fees by FIRM related to the prosecution and maintenance of the Patents. FIRM will invoice ATRECA and ATRECA must pay FIRM directly for all charges. If STANFORD requests, STANFORD will be copied on all invoices and payments. FIRM must inform STANFORD within 90 days if the licensee is delinquent on payment. Otherwise, STANFORD will not be responsible for those expenses.

3.                                      Notices and copies of all correspondence should be sent to the following:

To ATRECA:

Name, Title

Address

To STANFORD:

Name

Office of Technology Licensing

Stanford University

1705 El Camino Real

Palo Alto, CA 94306-1106

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

To FIRM:

Attorney Name

Law Firm Address

To VA:

Director (122)

Technology Transfer Program

Office of Research and Development

U.S. Department of Veterans Affairs

8 10 Vermont Avenue N.W.

Washington, D.C. 20420

4.                                      The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

ACCEPTED AND AGREED TO:

STANFORD

By:

Name: Katharine Ku

Title: Director

Date:

Atreca, Inc.

By:

Name:

Title:

Date:

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Law Firm Name

By:

Name:

Title:

Date:

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix D — Technology

Table 1. Immunoglobulin sequence datasets

Item	Sample	Condition	Date Generated
Immunoglobulin sequence datasets	F2	Flu vaccine	4/12/2012

Table 2. Processed cDNA or mRNA from single B cells

Item	Sample	Condition	Type	Date Generated
Processed eDNA or mRNA from single B cells	k3	Flu vaccine	cDNA	3/8/2012
	381	S. aureus infection	mRNA	4/8/2011
	393	S. aureus infection	cDNA	3/29/2012
	397	S. aureus infection	cDNA	3/29/2012
	411	S. aureus infection	cDNA	3/15/2012
	412	S. aureus infection	cDNA	3/15/2012
	398	C. difficile infection	cDNA	3/8/2012
	410	C. difficile infection	cDNA	3/8/2012
	403	Rheumatoid arthritis	cDNA	3/15/2012
	406	Rheumatoid arthritis	mRNA	3/22/2012
	410b	Rheumatoid arthritis	mRNA	4/12/2012
	30605	Rheumatoid arthritis	mRNA	4/12/2012
	411b	Rheumatoid arthritis	cDNA	5/15/2012
	412c	Rheumatoid arthritis	cDNA	5/8/2012
	414	Rheumatoid arthritis	cDNA	6/18/2012
	30612	Rheumatoid arthritis	mRNA	5/3/2012
	421	Rheumatoid arthritis	mRNA	5/3/2012
	PAH2	Pulmonary arterial hypertension	mRNA	4/25/2012
	PAH3	Pulmonary arterial hypertension	mRNA	4/25/2012
	PAH5	Pulmonary arterial hypertension	mRNA	4/19/2012
	PAH6	Pulmonary arterial hypertension	mRNA	4/26/2012
	PAH7	Pulmonary arterial hypertension	cDNA	5/8/2012
	PAH8	Pulmonary arterial hypertension	cDNA	6/18/2012
	CMV1	Cytomegalovirus infection	cDNA	6/18/2012
	M1	Melanoma	mRNA	3/4/2011